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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Aldabra Acquisition Corporation

        We hereby consent to the use in this Amendment No. 2 to the Registration Statement No. 333-136861 on Form S-4 of our report, dated March 30, 2006 on the financial statements of Aldabra Acquisition Corporation at December 31, 2005 and 2004, and for the periods then ended, which appear in such Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.

/s/  GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

November 6, 2006

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  Exhibit 23.1